American DG Energy Inc.
45 First Avenue, Waltham, MA 02451
t: +1 781.522.6000 f: +1 781.522.6050
info@americandg.com www.americandg.com    FOR IMMEDIATE RELEASE

Investor Contact:
John N. Hatsopoulos
American DG Energy Inc.
781.622.1120
john.hatsopoulos@americandg.com

 American DG Energy Reports Third Quarter 2016 Financial Performance
Delivers positive non-GAAP EBITDA cash flow of $288,334 for the quarter

WALTHAM, Mass. - November 14, 2016 - American DG Energy Inc. (NYSE MKT: ADGE, the "Company"), an On-Site Utility provider offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, reported total revenues of $1,580,863 for the third quarter of 2016, compared to $1,534,553 for the same period in 2015. GAAP diluted earnings per share (EPS) were a loss of $0.01 for the third quarter of 2016 versus the $0.02 loss reported in the comparable prior year quarter.

Speaking about recent company developments, Co-Chief Executive Officer Benjamin Locke noted, “Management has taken a number of steps over the past several quarters to secure the future of the company, culminating in the recently announced planned merger with longtime affiliate Tecogen Inc. Our sites improvement initiative, cost-reduction efforts, near-elimination of debt outstanding, and deconsolidation with European subsidiary EuroSite Power all cleared the slate for a new beginning for the Company and the team at American DG deserves congratulations for their tireless efforts over the past 18-plus months.”

Reflecting the Company's ongoing efforts to optimize its On-Site Utility business, gross margin excluding depreciation improved in third quarter of 2016 to 51.0% versus 45.4% for the same period in 2015, representing 12.3% growth in adjusted gross margin.

In addition, the Company delivered a cash flow positive quarter in core operations on a non-GAAP EBITDA basis, with an inflow of $288,334 for the quarter ended September 30, 2016 as compared to outflows of $51,067 in the comparable prior year period. Likewise, the Company achieved positive non-GAAP EBITDA cash flow for the year-to-date period ended September 30, 2016, with an inflow of $326,713 as compared to a $(364,404) outflow in the prior year comparable period.

Chief Financial Officer Bonnie Brown observed, “The previously announced series of transactions to significantly reduce our debt burden and minimize potential shareholder dilution were fully completed as of third quarter end, resulting in a number of non-operating items on our financial statements including a gain on extinguishment of debt which was partially offset by a loss from discontinued operations. Going forward, our investment in EuroSite Power will be marked to market and fluctuations in value will be accounted for in Other Comprehensive Income.”

Major Highlights:

Consolidated Financial Results

•	Our revenues increased to $1,580,863 for the third quarter of 2016 compared to $1,534,553 for the same period in 2015, an increase of $46,310 or 3.0%.

•
Overall operating expenses have decreased to $567,086 for the third quarter of 2016 versus $732,593 for the same period in 2015, a 22.6% improvement, generating an expense reduction of $165,507. Operating expenses benefited not only from reductions in employee headcount but also from reduced travel expense, consulting fees, and rent expense.

•
Adjusted gross margin excluding depreciation improved by 12.3%, hitting 51.0% for third quarter of 2016 versus 45.4% for the same period in 2015. Gross margin for the third quarter of 2016 was 22.3% compared with 18.2% in 2015, reflecting the ongoing benefit from reductions in fuel, maintenance, and installation related expense.

•
As a result of our focused efforts to improve fleet operations, non-GAAP EBITDA cash flows improved by $339,401, reaching a positive "inflow" of $288,334 for the third quarter of 2016, versus an "outflow" of $51,067 for the same period in 2015.

•	Loss from operations was $(214,849) in the third quarter, a substantial reduction from the $(454,023) loss reported in third quarter 2015.

•
On September 30, 2016, American DG completed a series of transactions that resulted in a reduction of convertible debt outstanding to $3.4 million with zero coupon due May 2018; eliminated 1.02 million in outstanding warrants expiring October 2017; and reduced the Company's stake in EuroSite Power Inc. to 2.03% (approximately 1.7 million shares). These transactions significantly improved the Company's balance sheet and have prevented substantial potential shareholder dilution.

•
The reduction in ownership of EuroSite Power Inc. to just 2.03% resulted in accounting for our investment in EuroSite as discontinued operations. As such, its balance sheets and operations have been deconsolidated and collapsed into single categorical lines in the attached financial statements.

.
Operations

•	Improved efficiencies resulted in a 3% reduction of fuel costs for our fleet.

•
Throughout 2016 the Company has been implementing a program to upgrade our electrical metering such that we can accurately measure the CHP system’s benefit in reducing site peak electrical demand. By measuring this portion of site savings accurately, the company is eligible to collect revenue proportional to this savings. With only one third of the sites upgraded, the company was able to increase third quarter revenue attributed to demand savings year-to-year more than threefold ($19k to $72k). We expect further site upgrade work to bring similar additional revenues.

•
Electrical production in the period increased by 5.5% year-on-year. However, overall energy production (thermal and electrical) decreased 5.6% compared to third quarter 2015, with the entire shortfall attributable reduced thermal and A/C production.

•
Year-over-year electric rates used as the basis for customer invoicing decreased on average 1.8%. Gas prices, on the other hand, increased by 5.1%. This likewise increases the value of our thermal energy proportionally but with negative offset relative to our fuel costs.

•	Revenue for the quarter was attributable to the following core markets:

Fitness	21%
Hospitality	5%
Housing	3%
Education	32%
Healthcare	17%
Other	22%
Total	100%

•	The revenue was distributed by energy type as is outlined in the following table:

Electricity	37%
Thermal	26%
Cooling	37%
Total	100%

•	In total, as of September 30, 2016, we operated 92 systems totaling 5,445kW of installed capacity with a total approximate lifetime contract value of $203 million.

•	We have a backlog of 13 systems totaling 975kW of installed capacity, on a consolidated basis, as of September 30, 2016.

American DG Energy will hold its earnings conference call today, November 14, 2016 at 1:00 p.m. Eastern Time. To listen, dial (866) 364-3819 within the U.S., (855) 669-9657 from Canada, or (412) 902-4209 from other international locations. Participants should reference American DG Energy to access the call. We suggest you begin dialing at least 10 minutes before the scheduled starting time. Alternately, to register for and listen to the live webcast, please go to http://investors.americandg.com/webcast.

The earnings conference call will be recorded and available for playback one hour after the end of the call through Thursday, November 17, 2016. To listen to the playback, dial (877) 344-7529 within the U.S. (855) 669-9658 from Canada, or +1 (412) 317-0088 from other international locations and reference Replay Access Code 10094791. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,187,634	$4,999,709
Accounts receivable, net	748,080	633,924
Unbilled revenue	14,147	12,468
Due from related party	80,380	99,548
Inventory	850,535	975,760
Current assets of discontinued operations	—	1,450,034
Prepaid and other current assets	436,642	331,057
Total current assets	5,317,418	8,502,500
Property and equipment, net	17,677,724	17,950,787
Long-term assets of discontinued operations	—	7,527,266
Investment securities	645,539	—
Other assets, long-term	11,446	41,825
TOTAL ASSETS	$23,652,127	$34,022,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$171,525	$162,976
Accrued expenses and other current liabilities	238,795	257,810
Due to related party	376,145	1,171,863
Current liabilities of discontinued operations	—	699,086
Total current liabilities	786,465	2,291,735
Long-term liabilities:
Convertible debentures due related parties	3,005,369	16,078,912
Long-term liabilities of discontinued operations	—	4,536,422
Total liabilities	3,791,834	22,907,069
Commitments and contingencies
Stockholders' equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 50,684,095 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	50,684	50,684
Accumulated other comprehensive income-investment securities	21,040	—
Additional paid-in capital	58,782,893	49,641,620
Accumulated deficit	(39,063,160)	(40,622,774)
Total American DG Energy Inc. stockholders’ equity	19,791,457	9,069,530
Noncontrolling interest of discontinued operations	—	1,944,236
Noncontrolling interest	68,836	101,543
Total stockholders' equity	19,860,293	11,115,309
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,652,127	$34,022,378

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended
	September 30, 2016	September 30, 2015
Revenues
Energy revenues	$1,393,009	$1,340,627
Turnkey & other revenues	187,854	193,926
	1,580,863	1,534,553
Cost of sales
Fuel, maintenance and installation	774,161	837,192
Depreciation expense	454,465	418,791
	1,228,626	1,255,983
Gross profit	352,237	278,570
Operating expenses
General and administrative	401,140	364,768
Selling	1,418	127,966
Engineering	164,528	239,859
	567,086	732,593
Loss from operations	(214,849)	(454,023)

Other income (expense), net
Interest and other income	1,915	5,676
Interest expense	(177,756)	(311,738)
Gain on extinguishment of debt	182,887	—
Change in fair value of warrant liability	—	299
	7,046	(305,763)

Income (loss) from continuing operations before provision for income taxes	(207,803)	(759,786)
Provision for income taxes	—	(8,797)
Income (loss) from continuing operations	(207,803)	(768,583)
Income attributable to the noncontrolling interest	(36,602)	(29,491)
Net income (loss) attributable to American DG Energy Inc. from continuing operations	$(244,405)	$(798,074)
Loss from discontinued operations	(119,506)	(220,559)
Net loss attributable to American DG Energy Inc.	(363,911)	(1,018,633)
Other comprehensive income - Unrealized gain on securities	21,040	—
Comprehensive income (loss)	$(342,871)	$(1,018,633)

Net income (loss) per share - basic and diluted	$(0.01)	$(0.02)
Weighted average shares outstanding - basic and diluted	50,684,095	50,684,095

Non-GAAP financial disclosure
Loss from operations	$(214,849)	$(454,023)
Depreciation	465,403	431,103
Stock based compensation	37,780	(28,147)
Adjusted EBITDA cash inflows (outflows)	$288,334	$(51,067)

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
Revenues
Energy revenues	$4,090,657	$4,538,832
Turnkey & other revenues	476,366	499,561
	4,567,023	5,038,393
Cost of sales
Fuel, maintenance and installation	2,712,504	3,105,150
Depreciation expense	1,348,231	1,259,970
	4,060,735	4,365,120
Gross profit	506,288	673,273
Operating expenses
General and administrative	1,170,205	1,437,452
Selling	39,184	540,615
Engineering	470,351	551,151
	1,679,740	2,529,218
Loss from operations	(1,173,452)	(1,855,945)

Other income (expense), net
Interest and other income	19,702	187,797
Interest expense	(759,344)	(917,818)
Gain on extinguishment of debt	182,887	—
Gain on deconsolidation	$3,887,098	$0
Change in fair value of warrant liability	—	6,778
	3,330,343	(723,243)

Income (loss) from continuing operations before provision for income taxes	2,156,891	(2,579,188)
Provision for income taxes	(60,288)	(16,153)
Income (loss) from continuing operations	2,096,603	(2,595,341)
Income attributable to the noncontrolling interest	(51,581)	(75,021)
Net income (loss) attributable to American DG Energy Inc. from continuing operations	$2,045,022	$(2,670,362)
Loss from discontinued operations	(485,408)	(736,766)
Net income (loss) attributable to American DG Energy Inc.	1,559,614	(3,407,128)
Other comprehensive income - Unrealized gain on securities	21,040	—
Comprehensive income (loss)	$1,580,654	$(3,407,128)

Net income (loss) per share - basic and diluted	$0.03	$(0.07)
Weighted average shares outstanding - basic and diluted	50,684,095	50,687,355

Non-GAAP financial disclosure
Loss from operations	$(1,173,452)	$(1,855,945)
Depreciation	1,378,134	1,294,945
Stock based compensation	122,031	196,596
Adjusted EBITDA cash inflows (outflows)	$326,713	$(364,404)

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30, 2016	September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to American DG Energy, Inc.	$1,559,614	$(3,407,128)
Income attributable to noncontrolling interest	51,581	75,021
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,378,134	1,294,945
Gain attributable to distribution of nonmonetary assets to noncontrolling interest	—	(157,870)
Gain on deconsolidation of subsidiary	(3,887,098)	—
Gain on extinguishment of debt	(182,887)	—
Loss from discontinued operations	485,408	736,766
Amortization of deferred financing costs	30,379	40,096
Decrease in fair value of warrant liability	—	(6,778)
Non-cash interest expense	703,333	230,668
Stock-based compensation	122,031	196,596
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable and unbilled revenue	(115,835)	162,962
Due from related party	19,168	(13,378)
Inventory	125,225	75,888
Prepaid and other current assets	(105,585)	294,920
Increase (decrease) in:
Accounts payable	8,549	(26,566)
Accrued expenses and other current liabilities	(19,013)	(83,690)
Due to related party	(795,718)	355,267
Other long-term liabilities	—	(2,227)
Net cash used in operating activities	(622,714)	(234,508)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,115,323)	(1,740,919)
Proceeds from sale of property and equipment	10,250	—
Partial purchase of non-controlling interest	—	(100,000)
Net cash used in investing activities	(1,105,073)	(1,840,919)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of common stock, net of costs	—	(152,377)
Distributions to noncontrolling interest	(84,288)	(186,856)
Net cash used in financing activities	(84,288)	(339,233)

Net decrease in cash and cash equivalents	(1,812,075)	(2,414,660)
Cash and cash equivalents, beginning of the period	4,999,709	8,049,063
Cash and cash equivalents, end of the period	$3,187,634	$5,634,403
Supplemental disclosures of cash flows information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$77,441	$42,644
Non-cash investing and financing activities:
Distribution of nonmonetary assets	$—	$340,069
Conversion of subsidiary convertible debentures to common stock of subsidiary	$2,184,264	$—
Settlement of convertible debentures with common stock of subsidiary	$13,783,721	$—